As filed with the U.S. Securities and Exchange Commission on June 15, 2009
Registration No. 333-__________

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

ANSWERS CORPORATION
(Exact Name of Registrant as Specified in Its charter)
Delaware		98-0202855
(State or Other Jurisdiction of		(I.R.S. Employer
Incorporation or Organization)		Identification No.)

237 West 35th Street, Suite 1101

New York, New York 10001

(646) 502-4777

(Address, including Zip Code, and Telephone Number, Including Area Code of Principal Executive Offices)

Answers Corporation 2005 Incentive Compensation Plan

(Full Title of the Plan)

Robert S. Rosenschein

Chief Executive Officer, President, and Chairman of the Board

237 West 35th Street, Suite 1101

New York, New York 10001

(646) 502-4777

 (Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Jeffrey J. Fessler, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Tel: (212) 930-9700
Fax: (212) 930-9725

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class Of	Amount To Be	Offering Price	Aggregate	Amount Of
Securities To Be Registered	Registered (1)	Per Security (2)	Offering Price (2)	Registration Fee (2)

Common Stock, par value $0.001 per share	250,000 (3)	$8.20	$2,050,000	$115

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock that shall become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Pursuant to Rule 457(h)(1) under the Securities Act, the proposed maximum aggregate offering price and the registration fee are based on the average of the high and low prices per share of the registrant’s common stock as quoted on The NASDAQ Capital Market on June 12, 2009.

(3)
Represents shares of common stock reserved for issuance under the Answers Corporation 2005 Incentive Compensation Plan (“Plan”).  On July 14, 2008, the Board of Directors of the Registrant adopted a resolution, subject to approval by the stockholders of the Registrant, to increase the number of shares of the Registrant’s common stock reserved for issuance under the Plan from 1,100,000 shares to 1,350,000 shares, or a total of 250,000 additional shares.  On September 9, 2008, and as previously reported, the stockholders of the Registrant approved the increase in the number of shares of common stock reserved for issuance under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to participants in the Answers Corporation 2005 Incentive Compensation Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees, non-employee directors and consultants, pursuant to Rule 428(b) are available without charge by contacting:

Robert S. Rosenschein

Chief Executive Officer, President, and Chairman of the Board

237 West 35th Street, Suite 1101

New York, New York 10001

(646) 502-4777

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

Answers Corporation (File No. 001-32325)

•	our annual report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 9, 2009;

•	our quarterly report on Form 10-Q for the quarter ended March 31, 2009 filed with the SEC on May 6, 2009;

•	our current report on Form 8-K filed on January 12, 2009;

•	our current report on Form 8-K filed on February 19, 2009;

•	our current report on Form 8-K filed on May 5, 2009; and

•	the description of our common stock contained in Item 1 of our Registration Statement on Form 8-A, filed with the SEC on August 1, 2005.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Sichenzia Ross Friedman Ference LLP, 61 Broadway, 32nd Floor, New York, NY 10006.

Item 6. Indemnification of Directors and Officers.

Answers Corporation’s Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, a director of the company shall not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, and (iii) for any transaction from which the director derives an improper personal benefit.

The effect of the provision of Answers’ Certificate of Incorporation is to eliminate the rights of the company and its stockholders (through stockholders' derivative suits on behalf of the company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iii) above. This provision does not limit or eliminate the rights of the company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, Answers’ Certificate of Incorporation provides that the company shall indemnify to the fullest extent permitted by law its directors, officers and employees and any other persons to which Delaware law permits a corporation to provide indemnification against losses incurred by any such person by reason of the fact that such person was acting in such capacity.

Answers has an insurance policy that insures its directors and officers, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers.

Item 7. Exemption from Registration Claimed.

All shares of common stock registered hereunder for reoffer or resale, have been or will be issued upon exercise of options granted pursuant to the Registrant’s 2005 Incentive Compensation Plan. The options are non-transferable and the underlying shares were and will be issued in transactions not involving a public offering. Upon exercise of an option, the optionee is required to execute an undertaking not to resell such shares except pursuant to an effective registration statement or other exemption under the Act, a restrictive legend is placed on the certificates for the shares of common stock purchased and transfer stops are placed against such certificates. Such shares may only be reoffered and sold pursuant to registration under the Act or pursuant to an applicable exemption under the Act. As a result, such offers and sales are exempt from the registration requirements of the Act pursuant to the provisions of Section 4(2) of the Act.

Item 8. Exhibits.

EXHIBIT NUMBER	EXHIBIT

4.1	Answers Corporation 2005 Incentive Compensation Plan (1)

5.1	Opinion of Sichenzia Ross Friedman Ference LLP.

23.1	Consent of Sichenzia Ross Friedman Ference LLP is contained in Exhibit 5.1.

23.2	Consent of KPMG Somekh Chaikin, an Independent Registered Public Accounting Firm

24.1	Power of Attorney (Included on signature page).

(1) Previously filed as Annex B to the Registrant’s Definitive Proxy Statement filed May 31, 2005, and incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however , that paragraphs (1)(i), and (1)(ii) do not apply if the Registration Statement is on Form S-8 and if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on June 15, 2009.

ANSWERS CORPORATION

By:
/s/ Robert S. Rosenschein Robert S. Rosenschein Chief Executive Officer, President and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Rosenschein and Steven Steinberg, and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with  the  Securities  and  Exchange  Commission,  granting  unto  said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                                                           TITLE                            DATE

/s/ Robert S. Rosenschein                                                                  Chief Executive Officer, President and               June 15, 2009
Robert S. Rosenschein                                                                        Chairman of the Board

/s/ Steven Steinberg                                                                            Chief Financial Officer and Secretary                                 June 15, 2009
Steven Steinberg                                                                                 (Principal Financial and Accounting Officer)

/s/ Mark A. Tebbe                                                                        Vice-Chairman and Lead Director                                      June 15, 2009
Mark A. Tebbe

/s/ Edward G. Sim                                                                     Director                                                                                  June 15, 2009
Edward G. Sim

/s/ Yehuda Sternlicht                                                                           Director                                                                                   June 15, 2009
Yehuda Sternlicht

/s/ Mark B. Segall                                                                     Director                                                                                   June 15, 2009
Mark B. Segall

/s/ Lawrence S. Kramer                                                                       Director                                                                                    June 15, 2009
Lawrence S. Kramer

/s/ W. Allen Beasley                                                                           Director                                                                                     June 15, 2009
W. Allen Beasley

/s/ R. Thomas Dyal                                                                             Director                                                                                      June 15, 2009
R. Thomas Dyal